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                                                                    Exhibit 10.1

                                PROMISSORY NOTE
                                ---------------

$6,554,500                                                   Englewood, Colorado
                                                             December 19, 1994



      FOR VALUE RECEIVED, the undersigned, JONES EARTH SEGMENT, INC., a Colorado corporation ("Borrower"), promises to pay to the order of JONES SPACELINK, LTD., a Colorado corporation ("Spacelink") on or before December 19, 1999, the principal sum of Six Million Five Hundred Fifty-Four Thousand Five Hundred Dollars ($6,554,500), together with interest on the unpaid principal amount from time to time outstanding at the rate per annum equal to one percent (1%) over the prime rate of interest charged from time to time by Colorado National Bank (the "Bank") from the date hereof until all amounts hereunder are paid in full. The effective date of each change in the interest rate on this Note shall be the date on which a change in the Bank's prime rate is effected. Interest, based on a 360-day year, shall be accrued for the number of days the principal sum (or any portion thereof) is actually outstanding.

      Payments of interest only shall be due and payable quarterly on August 31, November 30, February 28 and May 31 of each year, and such payments shall be made to Spacelink at its corporate office in immediately available funds without setoff, counterclaim or other deduction of any nature.

      Notwithstanding the face amount of this Note, Borrower's liability hereunder shall be limited at all times to its actual aggregate outstanding indebtedness to Spacelink, consisting of outstanding principal and interest hereunder and all fees and costs provided for herein.

      If any payment of principal or interest hereunder shall become due on a day which is not a business day, such payment shall be made on the next following business day. Failure of Borrower to pay the interest when due shall be considered an event of default under this Note. If such default continues for five (5) days after notice of default from Spacelink, the entire balance of the indebtedness evidenced hereby will become due and payable at once, at the option of Spacelink.
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      If the principal amount of this Note shall not be paid when due, the principal amount and accrued interest shall, from and after the default date, bear interest at the rate eighteen percent (18%) per annum. Borrower agrees to pay reasonable attorneys' fees and all other reasonable costs and expenses incurred in the enforcement of this Note, and the collection of amounts due hereunder, whether such enforcement or collection is by court action or otherwise.

      Other than as provided in this Note, Borrower waives demand for payment, presentment for payment, notice of nonpayment or dishonor, protest and notice of protest. No renewal or extension of this Note, no delay in the enforcement hereof, and no delay or omission in exercising any right or power hereunder, shall affect the liability of Borrower. No delay or omission by Spacelink in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or the full exercise thereof or the exercise of any other right or power. Each legal holder shall have and may exercise all the rights and powers given to Spacelink.

      Payment of the obligations evidenced by this Note is secured by (i) a deed of trust of even date hereof granting a security interest in certain real property situated in Douglas County, Colorado and (ii) a security interest in certain property more particularly described in a Security Agreement of even date hereof.

      THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF
COLORADO.

Attest:                           JONES EARTH SEGMENT, INC.

/s/ Mary Kay Rohrer               By /s/ Elizabeth M. Steele
-------------------------            ---------------------------------
Mary Kay Rohrer                      Elizabeth M. Steele
Assistant Secretary                  Vice President

(Corporate Seal)



      For value received, the undersigned hereby unconditionally guarantees the payment of this Note and all extensions or renewals thereof, and all expenses, including reasonable attorneys' fees and legal expenses, incurred in the

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collection thereof, the enforcement of rights under any security therefor and the enforcement hereof, and waives presentment, demand, notice of dishonor, protest and all other notices whatsoever and agrees that the holder of said Note may from time to time extend or renew said Note for any period (whether or not longer than the original period of said Note) and grant any releases, compromises or indulgences with respect to said Note or any extension or renewal thereof or any security therefor or to any party liable thereunder or hereunder, all without notice to or consent of any of the undersigned and without affecting the liability of the undersigned hereunder.

Attest:                           JONES INTERNATIONAL, LTD.

/s/ Mary Kay Rohrer               By /s/ ROBERT S. ZINN
-------------------------           ----------------------------------
Mary Kay Rohrer                   Name: Robert S. Zinn
Assistant Secretary                    -------------------------------
                                  Title: VICE PRESIDENT/CEO of AFFAIRS
                                        ------------------------------


Pay to the order of Jones Intercable, Inc.
Dated:  December 20, 1994

JONES SPACELINK, LTD.


By: /s/ Gregory J. Liptak
   ---------------------------
   Gregory J Liptak, President

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